UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019 (July 9, 2019)

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Title of each class	Ticker symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry in a Material Definitive Agreement.

As previously announced, on May 27, 2019, Global Payments Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Total System Services, Inc., a Georgia corporation (“TSYS”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, TSYS will merge with and into the Company (the “Merger”), with Global Payments as the surviving entity in the Merger.

In connection with entry into the Merger Agreement, the Company entered into certain commitment letters (the “Commitment Letters”) dated May 27, 2019, with Bank of America, N.A. (“Bank of America”) and certain other banks party thereto (the “Banks”), pursuant to which the Banks committed to, among other things, provide a bridge facility in an aggregate amount equal to $2.75 billion (the “Bridge Facility”), subject to the terms and conditions set forth in the Commitment Letters.

On July 9, 2019, in connection with the Merger: (1) the Company, as borrower, entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) and (2) the Company, together with certain wholly owned subsidiaries of the Company (the “Subsidiary Borrowers”), as borrowers, entered into a Credit Agreement (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Agreements”), in each case with Bank of America, as administrative agent, and a syndicate of financial institutions, as lenders (the “Lenders”) and other agents. Upon entry into the Agreements, the aggregate commitments under the Bridge Facility were reduced to approximately $2.1 billion.

The Term Loan Credit Agreement provides for a senior unsecured $2.0 billion term loan facility and the Company, at its discretion, has the ability to seek to increase the term loan capacity by an additional $1.0 billion (the “Term Loan Facility”). The Revolving Credit Agreement provides for a senior unsecured $3.0 billion revolving credit facility (the “Revolving Credit Facility”, together with the Term Loan Facility, the “Facilities”). The Term Loan Facility and the Revolving Credit Facility will be available for borrowing on the date on which the Merger becomes effective (the “Merger Closing Date”). Borrowings on the Merger Closing Date related to the Merger will be subject to limited conditionality, as provided in more detail in the Agreements, and all other borrowings will be subject to customary conditionality. The Term Loan Credit Agreement and the Revolving Credit Agreement mature on the fifth anniversary of the Merger Closing Date. The Company’s obligations under the Facilities are not guaranteed by any person. The Company has provided a guarantee of any borrowings made by the Subsidiary Borrowers. Borrowings under the Facilities may be repaid prior to maturity without premium or penalty, subject to payment of certain customary expenses of Lenders and customary notice provisions.

The Facilities are expected to replace the existing second Amended and Restated Credit Agreement dated as of July 31, 2015, as amended prior to the date hereof, in connection with the Merger. Lenders’ commitments under the Agreements will terminate on the date that is the earliest of the following: (i) if the Merger has not been consummated, the date on which the Merger Agreement is terminated in accordance with its terms, (ii) the date of effectiveness of any written notice from the Company to Bank of America of its election to terminate the commitments thereunder and (iii) if the Merger has not been consummated, 11:59 p.m. (New York City time) on the Termination Date (as defined in the Merger Agreement as in effect on May 27, 2019), as it may be extended in accordance with the terms of the Merger Agreement. Unless previously terminated, the Lenders’ commitments under the Term Loan Facility will terminate upon the funding of the term loan on the Merger Closing Date.

Borrowings under the Term Loan Facility will be made in US dollars and borrowings under the Revolving Credit Facility will be available to be made in US dollars, euros, sterling, Canadian dollars and, subject to certain conditions, certain other currencies at the option of the Company. Borrowings in US dollars and certain other LIBOR-quoted currencies will bear interest, at the Company’s option, at a rate equal to either (1) the rate (adjusted for any statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits in the London interbank market (“LIBOR”) (“eurodollar loans”), (2) a floating rate of interest set forth on the applicable LIBOR screen page designated by the Bank of America (“LIBOR daily loans”) or (3) the highest of (a) the federal funds effective rate plus 0.5%, (b) the rate of interest as publicly announced by Bank of America as its “prime rate” and (c) LIBOR plus 1.0% (“base rate loans”), in each case, plus the applicable margin. The applicable margin for borrowings under the Revolving Credit Facility will range from 1.125% to 1.875% for eurodollar loans and LIBOR daily loans and from 0.125% to 0.875% for base rate loans depending on the Company’s credit rating.

The Agreements contain customary affirmative covenants and restrictive covenants, including, among others, financial covenants based on the Company’s leverage and interest coverage ratios. Each of the Agreements includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.

The foregoing description of the Agreements is qualified in its entirety by reference to the Term Loan Credit Agreement and the Revolving Credit Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report regarding the Company’s obligations under the Revolving Credit Agreement and the Term Loan Credit Agreement is incorporated herein by reference.

Item 8.01. Other Events.

On July 15, 2019, the Company issued a press release announcing the closing of the Facilities. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of July 9, 2019, among Global Payments Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto.

10.2	Credit Agreement, dated as of July 9, 2019, among Global Payments Inc., as Borrower, the other Borrowers party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C/ Issuer and the other Lenders and L/C Issuers party thereto.

99.1	Press Release, dated July 15, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: July 15, 2019	By:	/s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer